UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2025

SYNERGY EMPIRE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-235700	38-4096727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lot 1G & 2G, Kompleks Lanai, No. 2, Persiaran Seri Perdana, 62250 Putrajaya, Malaysia.

(Address of principal executive offices)

+(60)3 - 8890 2968

Registrant’s telephone number, including area code

No.19 Jalan 12/118B, Desa Tun Razak, 56100, Kuala Lumpur, Malaysia.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Engagement of New Independent Registered Public Accounting Firm.

On April 23, 2025, the Company, upon the Board of Directors’ approval, engaged J&S Associate PLT (“J&S Associate”) as the Company’s independent registered public accounting firm, effective immediately.

During the fiscal years ended March 31, 2024, 2023 and 2022, neither the Company nor anyone on its behalf consulted J&S Associate regarding either (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY EMPIRE LIMITED

Date: April 23, 2025

	By:	/s/ H’sien Loong Wong
	Name:	H’sien Loong Wong
	Title:	President

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